ALTA EQUIPMENT GROUP INC.

EARNINGS PRESS RELEASE

Exhibit 99.1

Alta Equipment Group Announces First Quarter 2025 Financial Results, Reaffirms Organic Guidance post-Business Divestiture, and Introduces Rebalancing in Capital Allocation Strategy

First Quarter Financial Highlights:

•
Total revenues decreased $18.6 million year over year to $423.0 million
•
Construction Equipment and Material Handling revenues of $245.8 million and $157.9 million, respectively
•
Product support revenues increased modestly year over year to $138.1 million for the quarter
•
Service gross profit percentage increased 230 basis points year over year to 60.1%
•
Selling, general and administrative expenses reduced by $7.9 million year over year
•
Net loss available to common stockholders of $(21.7) million
•
Basic and diluted net loss per share of $(0.65)
•
Adjusted basic and diluted pre-tax net loss per share* of $(0.48)
•
Adjusted EBITDA* of $33.6 million

Livonia, MI. – May 7, 2025 – Alta Equipment Group Inc. (NYSE: ALTG) (“Alta”, "we", "our" or the “Company”), a leading provider of premium material handling, construction and environmental processing equipment and related services, today announced financial results for the first quarter ended March 31, 2025.

CEO Comment:

Ryan Greenawalt, Chief Executive Officer of Alta, said “Our first quarter performance continues to underscore the resiliency of our business model. Despite the ongoing uncertainty regarding the macro economy, operating trends in our Construction Equipment business were stable as we realized the typical seasonal impacts in our Northeast and Midwest markets. Similar to years past, as the weather improved in late March, rental fleet naturally deployed to customers as they embark on peak construction season. Additionally, the Florida construction market remains healthy as both the Florida DOT and the federal government continue to fund large projects statewide. The stability in our Construction Equipment segment can be attributed to our customers focus on infrastructure-related projects rather than on the general non-residential markets, which we expect will drive consistent demand for heavy equipment for the remainder of the year. While our Material Handling new equipment sales were down when compared to the peak delivery levels realized in the first quarter of last year, stronger margins on new and used equipment sales helped offset the impact of reduced volumes. Additionally, we were encouraged by solid bookings in our Material Handling segment during the quarter which fills our sales pipeline in the second half of 2025. Importantly, our product support business remained solid in the quarter and continued to be a pillar of strength in the face of volatile general economic sentiment. Lastly, while the situation with tariffs remains fluid, based on current information we believe the current cost increases and surcharges from our major OEMs is manageable and will allow us to remain competitive in the equipment marketplace. This view, along with the resilience of our end markets and our product support business, underpins our reiteration of our guidance on an organic basis.”

Mr. Greenawalt continued, “In terms of our financial performance, total revenues for the quarter were $423.0 million, a decrease of 4.2% versus the first quarter of last year. Construction Equipment revenue was $245.8 million, a decrease of 3.8%, primarily a result of our 2024 strategic initiative to reduce our rent-to-sell fleet size, drive fleet utilization, and ultimately increase our return on fleet investment. Material Handling revenues decreased 9.4% to $157.9 million. Our Master Distribution business rebounded from oversupply issues last year, with revenues increasing 35.9% to $17.4 million in the quarter. Notably, the cost and inventory optimization initiatives implemented last year continue to prove beneficial as SG&A was down $7.9 million year over year. As a result, Adjusted EBITDA was $33.6 million compared to $34.1 million a year ago.”

Mr. Greenawalt added, “During 2025 we are committed to refining Alta’s focus, which includes the rationalization of non-core assets. To that end, on May 1st, we entered into a definitive agreement and closed on the sale of substantially all of our aerial fleet rental equipment business in the Chicagoland market, a business that was born and grown organically over the past seven years. While we wish the new owners of the business well, ultimately, the competitive environment, lack of product support yields, and commoditized product relative to the rest of our portfolio does not align with our strategic priorities in the Illinois market. The proceeds from the divesture will be allocated towards reducing our outstanding debt.”

ALTA EQUIPMENT GROUP INC.

EARNINGS PRESS RELEASE

In conclusion, Mr. Greenawalt said, “In a rebalancing of our capital allocation strategy, our Board of Directors has authorized the indefinite suspension of our quarterly common stock dividend, primarily due to the return opportunity for shareholders given the disparity between the Company’s stock price and our view on the intrinsic value of Alta’s operations. The approximately $8 million in annual dividend payments will be reallocated to an expanded share repurchase program, which the Board authorized to increase by $10 million to $30 million overall, concurrently with the suspension of the dividend. As a key component of this initiative, the Board also approved the immediate allocation of $10 million to a Rule 10b5-1 Plan, where a third-party fiduciary is directed to purchase the Company’s common stock at pre-determined price intervals regardless of reporting blackout periods or privileged information restrictions, thereby enhancing the Company’s opportunity to execute on the repurchase program. In summary, we believe that our shares effectively represent a compelling acquisition target and we look forward to executing on the buyback.”

Business Divestiture, Full Year 2025 Financial Guidance and Other Financial Notes:

•
On May 1, 2025, the Company's Construction Equipment segment entered into a definitive agreement and closed on the divestiture of substantially all of its aerial fleet rental business in the Chicago, Illinois marketplace for $18.0 million in cash at closing, subject to fees and closing costs. The implied enterprise value of the divesture was approximately $20 million and the proforma Adjusted EBITDA associated with the divested business was estimated to be approximately $4 million annually. The Company plans to allocate the proceeds from the divesture to reducing its outstanding senior indebtedness.
•
The Company reaffirms its organic guidance range and now expects to report Adjusted EBITDA between $171.5 million and $186.5 million for the 2025 fiscal year as a result of the aforementioned divestiture.
•
On May 1, 2025, the Company’s Board of Directors (the "Board") approved an increase to the Company’s common stock repurchase program authorization from $20.0 million to $30.0 million. As it relates to the deployment of the increased repurchase program, the Board also approved the immediate allocation of $10.0 million to a Rule 10b5-1 Plan (the “Rule 10b5-1 Plan”), whereby the Company directs a fiduciary to purchase the Company’s common stock at pre-determined price intervals. During the term of the Rule 10b5-1 Plan the fiduciary is permitted to purchase the Company’s common stock irrespective of reporting blackout periods or privileged information restrictions, thereby enhancing the Company’s opportunity to execute on the repurchase program. In addition to the Rule 10b5-1Plan, the Company also has $14.2 million remaining on the original $20.0 million common stock repurchase program authorization to be deployed at the discretion of the Company’s officers, including when the Rule 10b5-1 Plan has been exhausted or is inactive. Such discretion may include repurchasing shares of our common stock utilizing any methods permitted under the Exchange Act. This increase in the stock repurchase program and the Rule 10b5-1 Plan associated thereto, is to effectively repurpose the capital that was historically being paid out to shareholders as a regular quarterly common stock dividend.
•
Correspondingly, on May 7, 2025, the Company announced the Board is suspending the Company's quarterly cash dividend on its common stock indefinitely after the payment of the dividend on May 30, 2025, to shareholders of record at the close of business on May 15, 2025 as the Company rebalances its flexible capital allocation strategy to allow for a more opportunistic use of capital and maximization of shareholder returns. The Company expects to continue to pay dividends on its Series A preferred stock.

ALTA EQUIPMENT GROUP INC.

EARNINGS PRESS RELEASE

CONDENSED CONSOLIDATED RESULTS OF OPERATIONS (Unaudited)

(amounts in millions unless otherwise noted)

	Three Months Ended March 31,		Increase (Decrease)
	2025	2024	2025 versus 2024
Revenues:
New and used equipment sales	$221.7	$228.6	$(6.9)	(3.0)%
Parts sales	72.0	72.9	(0.9)	(1.2)%
Service revenues	66.1	64.0	2.1	3.3%
Rental revenues	42.3	48.5	(6.2)	(12.8)%
Rental equipment sales	20.9	27.6	(6.7)	(24.3)%
Total revenues	423.0	441.6	(18.6)	(4.2)%
Cost of revenues:
New and used equipment sales	188.1	192.4	(4.3)	(2.2)%
Parts sales	47.6	48.3	(0.7)	(1.4)%
Service revenues	26.4	27.0	(0.6)	(2.2)%
Rental revenues	5.0	6.7	(1.7)	(25.4)%
Rental depreciation	24.9	27.1	(2.2)	(8.1)%
Rental equipment sales	16.0	19.5	(3.5)	(17.9)%
Total cost of revenues	308.0	321.0	(13.0)	(4.0)%
Gross profit	115.0	120.6	(5.6)	(4.6)%
Selling, general and administrative expenses	106.7	114.6	(7.9)	(6.9)%
Non-rental depreciation and amortization	7.5	6.9	0.6	8.7%
Total operating expenses	114.2	121.5	(7.3)	(6.0)%
Income (loss) from operations	0.8	(0.9)	1.7	(188.9)%
Other (expense) income:
Interest expense, floor plan payable – new equipment	(3.2)	(2.8)	(0.4)	14.3%
Interest expense – other	(18.7)	(13.3)	(5.4)	40.6%
Other income	0.9	0.9	—	—
Total other expense, net	(21.0)	(15.2)	(5.8)	38.2%
Loss before taxes	(20.2)	(16.1)	(4.1)	NM
Income tax provision (benefit)	0.7	(4.2)	4.9	NM
Net loss	(20.9)	(11.9)	(9.0)	NM
Preferred stock dividends	(0.8)	(0.8)	—	—
Net loss available to common stockholders	$(21.7)	$(12.7)	$(9.0)	NM
Adjusted EBITDA(1)	$33.6	$34.1	$(0.5)	(1.5)%
NM - calculated change not meaningful

(1) Adjusted EBITDA is a non-GAAP measure. Refer below to “Use of Non-GAAP Financial Measures” for a definition of Adjusted EBITDA and "Reconciliation of Non-GAAP Financial Measures" for a reconciliation of our Adjusted EBITDA to net loss, the most comparable U.S. GAAP measure.

ALTA EQUIPMENT GROUP INC.

EARNINGS PRESS RELEASE

Conference Call Information:

Alta management will host a conference call and webcast today at 5:00 p.m. Eastern Time today to discuss and answer questions about the Company’s financial results for the quarter ended March 31, 2025. Additionally, supplementary presentation slides will be accessible on the “Investor Relations” section of the Company’s website at https://investors.altaequipment.com.

Conference Call Details:

What:	Alta Equipment Group First Quarter 2025 Earnings Call and Webcast
Date:	Wednesday, May 7, 2025
Time:	5:00 p.m. Eastern Time
Live call:	(833) 470-1428
International:	Global Dial-In Number: (404) 975-4839
Live call access code:	894785
Audio replay:	(866) 813-9403
Replay access code:	467580
Webcast:	https://events.q4inc.com/attendee/418622876

The audio replay will be archived through May 21, 2025.

About Alta Equipment Group Inc.

Alta owns and operates one of the largest integrated equipment dealership platforms in North America. Through our branch network, we sell, rent, and provide parts and service support for several categories of specialized equipment, including lift trucks and other material handling equipment, heavy and compact earthmoving equipment, crushing and screening equipment, environmental processing equipment, cranes and aerial work platforms, paving and asphalt equipment, other construction equipment and allied products. Alta has operated as an equipment dealership for 41 years and has developed a branch network that includes over 85 total locations across Michigan, Illinois, Indiana, Ohio, Pennsylvania, Massachusetts, Maine, Connecticut, New Hampshire, Vermont, Rhode Island, New York, Virginia, Nevada and Florida and the Canadian provinces of Ontario and Quebec. Alta offers its customers a one-stop-shop for their equipment needs through its broad, industry-leading product portfolio. More information can be found at www.altg.com.

Forward Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Alta’s actual results may differ from their expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside Alta’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: supply chain disruptions, inflationary pressures resulting from supply chain disruptions; labor market dynamics that impact the price and availability of labor; economic, industry, business and political conditions including their effects on governmental policy and government actions that disrupt our supply chain or sales channels, including taxes and tariffs which impact us or our key suppliers; adverse banking and governmental regulations, resulting in a potential reduction to the fair value of our assets; the performance and financial viability of key suppliers, contractors, customers, and financing sources; our key OEM's relative approaches to competitive pricing dynamics in the marketplace and how their approaches impact the competitiveness of the equipment we sell and our market share; fluctuations in interest rate levels and the relative tenor of those levels; the demand and market price for our equipment and product support; negative impacts on customer payment policies; collective bargaining agreements and our relationship with our union-represented employees; our success in identifying acquisition targets and integrating acquisitions; our success in expanding into and doing business in additional markets; our ability to raise capital at favorable terms; the competitive environment for our products and services; our ability to continue to innovate and develop new business lines; our ability to attract and retain key personnel, including, but not limited to, skilled technicians; our ability to maintain our listing on the New York Stock Exchange; the impact of cyber or other security threats or other disruptions to our businesses; our ability to realize the anticipated benefits of acquisitions or divestitures, rental fleet and other organic investments or internal reorganizations; federal, state, and local government budget uncertainty, especially as it relates to infrastructure projects and taxation; currency risks and other risks associated with international operations; and other risks and uncertainties identified in this presentation or indicated from time to time in the section entitled “Risk Factors” in Alta’s annual report on Form 10-K and other filings with the U.S. Securities and Exchange Commission. Alta cautions that the foregoing list of factors is not exclusive, and readers should not place undue

ALTA EQUIPMENT GROUP INC.

EARNINGS PRESS RELEASE

reliance upon any forward-looking statements, which speak only as of the date made. Alta does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in our expectations or any change in events, conditions, or circumstances on which any such statement is based.

*Use of Non-GAAP Financial Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with accounting principles generally accepted in the United States (“GAAP”), we disclose non-GAAP financial measures, including Adjusted EBITDA, Adjusted total net debt and floor plan payables, Adjusted pre-tax net income, and Adjusted basic and diluted pre-tax net income per share, in this press release because we believe they are useful performance measures that assist in an effective evaluation of our operating performance when compared to our peers, without regard to financing methods or capital structure. We believe such measures are useful for investors and others in understanding and evaluating our operating results in the same manner as our management. However, such measures are not financial measures calculated in accordance with GAAP and should not be considered as a substitute for, or in isolation from, net income, revenues, operating profit, debt, or any other operating performance measures calculated in accordance with GAAP.

We define Adjusted EBITDA as net income (loss) before interest expense (not including floor plan interest paid on new equipment), income taxes, depreciation and amortization, adjustments for certain one-time, non-recurring or non-cash items, and items not necessarily indicative of our underlying operating performance. We exclude these items from net income (loss) in arriving at Adjusted EBITDA because these amounts are either non-cash, non-recurring or can vary substantially within the industry depending upon accounting methods and book values of assets, capital structures, and the method by which the assets were acquired. Management uses Adjusted total net debt and floor plan payables to reflect the Company's estimated financial obligations less cash and floor plan payables on new equipment ("FPNP"). The FPNP is used to finance the Company's new inventory, with its principal balance changing daily as equipment is purchased and sold and the sale proceeds are used to repay the notes. Consequently, in managing the business, management views the FPNP as interest bearing accounts payable, representing the cost of acquiring the equipment that is then repaid when the equipment is sold, as the Company's floor plan credit agreements require repayment when such pieces of equipment are sold. The Company believes excluding the FPNP from the Company's total debt for this purpose provides management with supplemental information regarding the Company's capital structure and leverage profile and assists investors in performing analysis that is consistent with financial models developed by Company management and research analysts. Adjusted total net debt and floor plan payables should be considered in addition to, and not as a substitute for, the Company's debt obligations, as reported in the Company's Consolidated Balance Sheets in accordance with GAAP. Adjusted pre-tax net income (loss) is defined as net income (loss) adjusted to reflect certain one-time, non-cash or non-recurring items, and other items not necessarily indicative of our underlying operating performance. Adjusted basic and diluted pre-tax net income (loss) per share is defined as adjusted pre-tax net income (loss) divided by the weighted average number of basic and diluted shares, respectively, outstanding during the period. Certain items excluded from Adjusted EBITDA, Adjusted total net debt and floor plan payables, Adjusted pre-tax net income (loss), Adjusted basic and diluted pre-tax net income (loss) per share are significant components in understanding and assessing a company’s financial performance. For example, items such as a company’s cost of capital and tax structure, certain one-time, non-cash or non-recurring items as well as the historic costs of depreciable assets, are not reflected in Adjusted EBITDA or Adjusted pre-tax net income (loss). Our presentation of Adjusted EBITDA, Adjusted total net debt and floor plan payables, Adjusted pre-tax net income (loss), Adjusted pre-tax basic and diluted net income (loss) per share should not be construed as an indication that results will be unaffected by the items excluded from these metrics. Our computation of Adjusted EBITDA, Adjusted total net debt and floor plan payables, Adjusted pre-tax net income (loss), Adjusted basic and diluted pre-tax net income (loss) per share may not be identical to other similarly titled measures of other companies. For a reconciliation of non-GAAP measures to their most comparable measures under GAAP, please see the table entitled “Reconciliation of Non-GAAP Financial Measures” at the end of this press release.

Contacts

Investors:	Media:
Kevin Inda	Glenn Moore
SCR Partners, LLC	Alta Equipment Group, LLC
kevin@scr-ir.com	glenn.moore@altg.com
(225) 772-0254	(248) 305-2134

ALTA EQUIPMENT GROUP INC.

EARNINGS PRESS RELEASE

CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

(in millions, except share and per share amounts)

	March 31, 2025	December 31, 2024
ASSETS
Cash	$11.1	$13.4
Accounts receivable, net of allowances of $11.6 and $10.7 as of March 31, 2025 and December 31, 2024, respectively	207.8	199.7
Inventories, net	544.6	535.9
Prepaid expenses and other current assets	28.3	25.5
Total current assets	791.8	774.5

NON-CURRENT ASSETS
Property and equipment, net	84.8	81.6
Rental fleet, net	362.7	358.8
Operating lease right-of-use assets, net	112.3	113.0
Goodwill	78.0	77.5
Other intangible assets, net	52.2	54.7
Other assets	22.7	20.3
TOTAL ASSETS	$1,504.5	$1,480.4

LIABILITIES AND STOCKHOLDERS’ EQUITY
Floor plan payable – new equipment	$297.3	$293.4
Floor plan payable – used and rental equipment	70.0	81.1
Current portion of long-term debt	11.2	10.5
Accounts payable	94.5	91.5
Customer deposits	15.0	14.8
Accrued expenses	63.7	51.2
Current operating lease liabilities	14.8	15.1
Current deferred revenue	11.8	13.0
Other current liabilities	5.6	6.6
Total current liabilities	583.9	577.2

NON-CURRENT LIABILITIES
Line of credit, net	217.1	179.8
Long-term debt, net of current portion	480.8	480.0
Finance lease obligations, net of current portion	37.1	35.5
Deferred revenue, net of current portion	4.6	4.3
Long-term operating lease liabilities, net of current portion	103.4	103.5
Deferred tax liabilities	11.2	10.8
Other liabilities	10.4	11.7
TOTAL LIABILITIES	1,448.5	1,402.8
STOCKHOLDERS’ EQUITY
Preferred stock, $0.0001 par value per share, 1,000,000 shares authorized, 1,200 shares issued and outstanding at both March 31, 2025 and December 31, 2024 (1,200,000 Depositary Shares representing a 1/1000th fractional interest in a share of 10% Series A Cumulative Perpetual Preferred Stock)	—	—
Common stock, $0.0001 par value per share, 200,000,000 shares authorized; 33,191,065 and 32,762,135 shares issued and outstanding at March 31, 2025 and December 31, 2024, respectively	—	—
Additional paid-in capital	245.1	243.5
Treasury stock at cost, 1,587,702 shares of common stock held at both March 31, 2025 and December 31, 2024	(11.7)	(11.7)
Accumulated deficit	(172.8)	(149.3)
Accumulated other comprehensive loss	(4.6)	(4.9)
TOTAL STOCKHOLDERS’ EQUITY	56.0	77.6
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,504.5	$1,480.4

ALTA EQUIPMENT GROUP INC.

EARNINGS PRESS RELEASE

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

(in millions, except share and per share amounts)

	Three Months Ended March 31,
	2025	2024
Revenues:
New and used equipment sales	$221.7	$228.6
Parts sales	72.0	72.9
Service revenues	66.1	64.0
Rental revenues	42.3	48.5
Rental equipment sales	20.9	27.6
Total revenues	423.0	441.6
Cost of revenues:
New and used equipment sales	188.1	192.4
Parts sales	47.6	48.3
Service revenues	26.4	27.0
Rental revenues	5.0	6.7
Rental depreciation	24.9	27.1
Rental equipment sales	16.0	19.5
Total cost of revenues	308.0	321.0
Gross profit	115.0	120.6
Selling, general and administrative expenses	106.7	114.6
Non-rental depreciation and amortization	7.5	6.9
Total operating expenses	114.2	121.5
Income (loss) from operations	0.8	(0.9)
Other (expense) income:
Interest expense, floor plan payable – new equipment	(3.2)	(2.8)
Interest expense – other	(18.7)	(13.3)
Other income	0.9	0.9
Total other expense, net	(21.0)	(15.2)
Loss before taxes	(20.2)	(16.1)
Income tax provision (benefit)	0.7	(4.2)
Net loss	(20.9)	(11.9)
Preferred stock dividends	(0.8)	(0.8)
Net loss available to common stockholders	$(21.7)	$(12.7)
Basic loss per share	$(0.65)	$(0.38)
Diluted loss per share	$(0.65)	$(0.38)
Basic weighted average common shares outstanding	33,167,370	33,108,695
Diluted weighted average common shares outstanding	33,167,370	33,108,695

ALTA EQUIPMENT GROUP INC.

EARNINGS PRESS RELEASE

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

(in millions)

	Three Months Ended March 31,
	2025	2024
OPERATING ACTIVITIES
Net loss	$(20.9)	$(11.9)
Adjustments to reconcile net loss to net cash flows used in operating activities
Depreciation and amortization	32.4	34.0
Amortization of debt discount and debt issuance costs	1.0	0.4
Imputed interest	0.1	—
Gain on sale of property and equipment	(0.1)	—
Gain on sale of rental equipment	(4.9)	(8.1)
Provision for inventory obsolescence	1.3	0.5
Provision for losses on accounts receivable	1.6	1.7
Change in fair value of derivative instruments	(0.2)	(0.1)
Stock-based compensation expense	1.1	1.3
Changes in deferred income taxes	(2.1)	—
Changes in assets and liabilities, net of acquisitions:
Accounts receivable	(9.1)	8.0
Inventories	(41.6)	(66.3)
Proceeds from sale of rental equipment - rent-to-sell	18.6	26.0
Prepaid expenses and other assets	(3.1)	5.0
Manufacturers floor plans payable	(6.0)	0.4
Accounts payable, accrued expenses, customer deposits, and other current liabilities	15.4	(0.2)
Leases, deferred revenue, net of current portion and other liabilities	(1.0)	(4.2)
Net cash used in operating activities	(17.5)	(13.5)
INVESTING ACTIVITIES
Expenditures for rental equipment	(12.0)	(12.9)
Expenditures for property and equipment	(1.7)	(4.4)
Proceeds from sale of property and equipment	0.2	0.1
Proceeds from sale of rental equipment - rent-to-rent	2.3	1.6
Acquisitions of businesses, net of cash acquired	(2.9)	—
Other investing activities	(0.2)	(0.9)
Net cash used in investing activities	(14.3)	(16.5)
FINANCING ACTIVITIES
Proceeds from long-term borrowings	96.1	72.8
Principal payments on long-term debt and finance lease obligations	(61.6)	(61.9)
Proceeds from non-manufacturer floor plan payable	22.5	41.0
Payments on non-manufacturer floor plan payable	(24.0)	(39.1)
Preferred stock dividends paid	(0.8)	(0.8)
Common stock dividends declared and paid	(1.9)	(1.9)
Other financing activities	(0.8)	(5.5)
Net cash provided by financing activities	29.5	4.6

Effect of exchange rate changes on cash	—	—
NET CHANGE IN CASH	(2.3)	(25.4)

Cash, Beginning of year	13.4	31.0
Cash, End of period	$11.1	$5.6
Supplemental schedule of noncash investing and financing activities:
Noncash asset purchases:
Net transfer of assets from inventory to rental fleet	$28.4	$38.8
Supplemental disclosures of cash flow information
Cash paid for interest	$9.9	$10.6
Cash paid for income taxes	$—	$0.2

ALTA EQUIPMENT GROUP INC.

EARNINGS PRESS RELEASE

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (Unaudited)

(in millions, except share and per share amounts)

	March 31,	December 31,
Debt and Floor Plan Payables Analysis	2025	2024
Senior secured second lien notes	$500.0	$500.0
Line of credit	220.0	182.9
Floor plan payable – new equipment	297.3	293.4
Floor plan payable – used and rental equipment	70.0	81.1
Finance lease obligations	48.3	46.0
Total debt	$1,135.6	$1,103.4
Adjustments:
Floor plan payable – new equipment	(297.3)	(293.4)
Cash	(11.1)	(13.4)
Adjusted total net debt and floor plan payables(1)	$827.2	$796.6

	Three Months Ended March 31,
	2025	2024
Net loss available to common stockholders	$(21.7)	$(12.7)
Depreciation and amortization	32.4	34.0
Interest expense	21.9	16.1
Income tax provision (benefit)	0.7	(4.2)
EBITDA(1)	$33.3	$33.2
Transaction and consulting costs(2)	0.1	0.2
Share-based incentives(3)	1.1	1.3
Other expenses(4)	1.5	1.4
Preferred stock dividend(5)	0.8	0.8
Showroom-ready equipment interest expense(6)	(3.2)	(2.8)
Adjusted EBITDA(1)	$33.6	$34.1

	Three Months Ended March 31,
	2025	2024
Net loss available to common stockholders	$(21.7)	$(12.7)
Transaction and consulting costs(2)	0.1	0.2
Share-based incentives(3)	1.1	1.3
Other expenses(4)	1.5	1.4
Intangible amortization(7)	2.5	2.6
Income tax provision (benefit)(8)	0.7	(4.2)
Adjusted pre-tax net loss available to common stockholders(1)	$(15.8)	$(11.4)
Basic net loss per share	$(0.65)	$(0.38)
Diluted net loss per share	$(0.65)	$(0.38)
Adjusted basic pre-tax net loss per share(1)	$(0.48)	$(0.34)
Adjusted diluted pre-tax net loss per share(1)	$(0.48)	$(0.34)
Basic weighted average common shares outstanding	33,167,370	33,108,695
Diluted weighted average common shares outstanding	33,167,370	33,108,695

(1) Non-GAAP measure

(2) Non-recurring expenses related to corporate development and acquisition activities, including capital raise and debt refinancing activities, and associated legal and consulting costs

(3) Non-cash equity-based compensation expense

(4) Other non-recurring expenses inclusive of severance payments, greenfield startup, cost redundancies, extraordinary demurrage fees, non-cash adjustments to earnout contingencies

(5) Expenses related to preferred stock dividend payments

(6) Interest expense associated with showroom-ready new equipment interest included in total interest expense above

(7) Incremental expense associated with the amortization of other intangible assets relating to acquisition accounting

(8) Expense (benefit) related to the income tax provision, including valuation allowance